UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 22, 2012 (June 20, 2012)

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10930 W. Sam Houston Pkwy., N., Suite 200 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

   (713) 968-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 20, 2012, Ambassador John Palmer resigned from his position as a Class I Director and from all of his other positions with Internet America, Inc. (the “Company”). On June 20, 2012, Troy LeMaile-Stovall resigned from his position as a Class III Director and from all of his other positions with the Company, including his committee memberships. On June 22, 2012, the Board of Directors of the Company (“the Board”) accepted the resignations of Messrs. Palmer and LeMaile-Stovall effective as of June 20, 2012. Following its acceptance of these resignations, the Board eliminated the two vacancies created thereby by decreasing the number of Class I Directors from (2) to one (1) and decreasing the number of Class III Directors from (2) to one (1), thereby reducing the number of directors constituting the full Board from five (5) to three (3).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer

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